[TSYS] LOGO                   News Release
[OBJECT OMITTED]
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For Immediate Release


Contacts:
James B. Lipham                                           Leo S. Berard
Chief Financial Officer                                   Investor Relations
(706) 649-2262                                            (706) 649-5220

            TSYS(R)Second Quarter 2001 Results In Line With Forecast Company Expects to Achieve a 20% Increase in Net Income for the Year

         Columbus, Ga., July 17, 2001 -- TSYS(R) (NYSE: "TSS") today announced net income and revenues for the three and six months ended June 30, 2001, which were in line with the Company's forecast.

         Net income for the second quarter of 2001 increased 6.7% to $26.0 million, up from $24.3 million for the same period last year. Basic and diluted earnings per share for the second quarter of 2001 increased to $.13, up from $.12 for the second quarter of 2000. Revenues for the three months ended June 30, 2001 were $162.5 million, an increase of 8.0% compared with revenues of $150.5 million for the same period in 2000.

         Net income for the first six months of 2001 increased 6.6% to $48.0 million, up from $45.0 million for the same period last year. Basic and diluted earnings per share for the six months ended June 30, 2001 increased to $.25, up from $.23 for the first six months of 2000. Revenues for the first six months of 2001 were $316.6 million, an increase of 6.8%, compared with revenues of $296.3 million for the first six months of 2000.

         TSYS' revenues do not include the revenues of its joint processing venture with Visa U.S.A. named Vital Processing Services, L.L.C. (Vital.) TSYS accounts for the financial results of Vital based on the equity method of accounting. If TSYS had consolidated Vital's results, pro forma revenues for the second quarter of 2001 would have been $210.7 million, an increase of 8.5%, compared with the pro forma revenues of $194.2 million for the second quarter of 2000. Pro forma revenues for the first six months of 2001 would have been $409.4 million, an increase of 7.9%, compared with the pro forma revenues of $379.3 million for the same period in 2000.

         Chairman and CEO Richard W. Ussery said, "We are extremely pleased with the financial results for the first six months of 2001. The results were in line with our forecast which called for mid-single digit growth rates during the first and second

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TSYS Announces Second Quarter 2001 Results In Line With Forecast
Page 2 of 4


quarters, when compared to the same periods in 2000 when we were processing the UCS consumer card portfolio. With revenue growth being slightly below earlier projections, our focus on expense controls has been, and will continue to be, crucial in meeting our forecast. We expect the growth rate in earnings in the third and fourth quarters of 2001 to be in excess of 30%. We continue to anticipate achieving a 20% growth in net income for 2001."

         Ussery continued, "Since the end of the first quarter of 2001, we announced our entry into the electronic benefits transfer (EBT) arena with the signing of a multi-year agreement with Lockheed Martin IMS to provide transaction processing, settlement and recipient call center services to meet Lockheed's EBT needs.

         Ussery added, "With the conversions of The Royal Bank of Scotland Group plc and Allied Irish Banks plc nearing completion, we are poised to become the leading international third-party processor. At the end of second quarter, we were processing approximately 23.0 million international accounts on file, while awaiting the last portion of the Royal Bank of Scotland's portfolio to be completed in the third quarter of 2001. We look forward to another successful year in 2001 as we execute our three-year strategic plan, which calls for an ambitious, but achievable, 20-25% growth in net income for 2002 and 2003."


VisionWorks Strategic Plan Scorecard:

----------------------------------------------------- ------------------- ----------------------- ---------------------
                                                           YTD 2001               2001E                  2003E
----------------------------------------------------- ------------------- ----------------------- ---------------------
Revenues                                                  $316.6 million            $650 million            $1 billion
----------------------------------------------------- ------------------- ----------------------- ---------------------
International revenue percentage                                   11.1%                     13%                   20%
----------------------------------------------------- ------------------- ----------------------- ---------------------
Increase in net income    `                                         6.6%                     20%                20-25%
----------------------------------------------------- ------------------- ----------------------- ---------------------
Accounts on File                                           202.1 million             213 million           300 million
----------------------------------------------------- ------------------- ----------------------- ---------------------

         TSYS will host a quarterly earnings conference call at 4:15 p.m. EDT, July 17, 2001. The conference call can be accessed on TSYS' web site at www.tsys.com by clicking on the listed item within the Highlights section of the home page. The replay will be archived for 90 days and will be available 30-45 minutes after the call.

About TSYS (www.tsys.com)
         TSYS brings integrity and innovation to the world of electronic payments. TSYS serves as the integral link between buyers and sellers in the rapidly evolving universe of electronic payments. With almost 200 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, stored value, commercial, chip and retail cards anytime, anywhere through any medium or portal. TSYS and its family of companies offer a full range of acquiring and issuing services from accepting electronic payments for goods and services, to credit applications, collections and bankruptcy. Based in Columbus, Ga., TSYS (NYSE: "TSS") (www.tsys.com) processes for 23 countries in 14 currencies and four languages and maintains operations in Canada, Mexico, Japan and the United Kingdom. TSYS is an 80.8 percent-owned subsidiary of Synovus Financial Corp. (NYSE: "SNV") (www.synovus.com), No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. For more information, contact news@tsys.com.


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TSYS Announces Second Quarter 2001 Results In Line With Forecast
Page 3 of 4


         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in earnings for the third and fourth quarters of 2001, expected growth in net income for the years 2001-2003 and the assumptions underlying such statements including TSYS' expected increases in revenues, increases in revenues attributable to international clients, increases in net income and the expected increases in the number of accounts on file for 2001 and 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers, TSYS' inability to control expenses and increased market share, TSYS' inability to successfully bring new products to market, including, but not limited to stored value and e-commerce products, the inability of TSYS to grow its business through acquisitions, adverse developments with respect to entering into contracts with new clients and retaining current clients, the merger of TSYS clients with entities that are not TSYS clients, TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce adverse developments with respect to the successful conversion of clients, the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union, adverse developments with respect to the credit card industry in general and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

TSYS Announces Second Quarter 2001 Results In Line With Forecast
Page 4 of 4

                                                TSYS
                                          Financial Highlights
                              (In thousands, except per share data)
                             -----------------------------------     -------------------------------
                                    Three months ended                      Six months ended
                                         June 30,                               June 30,
                             -----------------------------------     -------------------------------
                                                      Percentage                          Percentage
                                     2001         2000    Change         2001         2000    Change
                             ------------- ------------- -------     -------------- --------- ------
Revenues
    Bankcard processing        $    141,104      126,144    11.9 %  $    271,427      249,099    9.0 %
    Other services                   21,367       24,346   (12.2)         45,178       47,250   (4.4)
                               ------------    ---------               ---------    ---------
       Total revenues               162,471      150,490     8.0         316,605      296,349    6.8
                               ------------    ---------               ---------    ---------

Expenses
    Employment                       62,517       56,795    10.1         123,802      113,693    8.9
    Occupancy & equipment            43,863       40,835     7.4          84,920       79,829    6.4
    Other                            21,107       21,345    (1.1)         43,659       43,755   (0.2)
                               ------------    ---------               ---------    ---------
       Total operating expenses     127,487      118,975     7.2         252,381      237,277    6.4

Equity in Income of
  Joint Ventures                      4,471        4,761    (6.1)          7,707        7,729   (0.3)
                               ------------    ---------               ---------    ---------

Operating Income                     39,455       36,276     8.8          71,931       66,801    7.7

Other Income                            486        1,125   (56.7)          1,500        2,082  (27.9)
                               ------------    ---------               ---------    ---------

Income before Income Taxes           39,941       37,401     6.8          73,431       68,883    6.6

Income Taxes                         13,985       13,070     7.0          25,460       23,895    6.6
                               ------------    ---------               ---------    ---------

Net Income                     $     25,956       24,331     6.7    $     47,971       44,988    6.6
                               ============    =========               =========    =========

Basic Earnings Per Share       $       0.13         0.12     6.7    $       0.25         0.23    6.7
                               ============    =========               =========    =========

Diluted Earnings Per Share     $       0.13         0.12     6.4    $       0.25         0.23    6.4
                               ============    =========               =========    =========

Dividend Declared Per Share    $     0.0150       0.0125            $     0.0300       0.0225
                               ============    =========               =========    =========

Average Common Shares
 Outstanding                    194,773,366  194,780,470             194,766,817  194,801,150
                               ============  ===========             ===========  ===========

Average Common and Common
 Equivalent Shares Outstanding  195,682,434  195,345,847             195,615,284  195,294,385
                               ============  ===========             ===========  ===========

Other (in thousands)
--------------------
Depreciation and amortization  $     14,455       12,338    17.2   $      27,231       24,913    9.3
                               ============    =========               =========    =========